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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 28, 2000


                            JDA Software Group, Inc.
               (Exact name of registrant as specified in charter)


         Delaware                        0-27876                 86-0787377
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


  14400 N. 87th Street, Scottsdale, AZ                           85260-3649
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (480) 308-3000


          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

-        On August 28, 2000, the Registrant announced the resignation of Mr.
         Frederick M. Pakis as Co-Chairman and a member of its Board of Directors. In addition, the Registrant announced that it will not immediately appoint a replacement for Mr. Pakis but that the Board of Directors will consider its options at the next regularly scheduled meeting of the Board in October, 2000. The Registrant's press release announcing the resignation is attached as Exhibit 99.1 to this report.

- On August 18, 2000, the Registrant reconvened its Annual Meeting of Stockholders with respect only to Proposal No. 2. Proposal No. 2 sought stockholder approval to increase the number of shares of common stock authorized for issuance under the Registrant's 1996 Stock Option Plan from 4,500,000 to 8,500,000 shares. The voting results were 9,175,124 for and 9,439,862 against (including abstentions) Proposal No. 2. As a result, the proposal did not pass. Subsequently, on August 28, 2000, the Board of Directors approved amendments to the Registrant's 1996 Stock Option Plan designed to address concerns of certain of the Registrant's stockholders raised in connection with the Registrant's Proposal No. 2. Additional information will be provided to stockholders in a proxy statement for a special meeting to be held for the purpose of submitting the amended option plan to the stockholders for approval.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

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
          Exhibit No.                                  Description
          -----------                                  -----------
             99.1                         Press Release dated August 28, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  JDA Software Group, Inc.




Date:  September 6, 2000                          By: /s/ Kristen L. Magnuson
                                                      --------------------------
                                                      Kristen L. Magnuson
                                                      Senior Vice President and
                                                      Chief Financial Officer

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                                  EXHIBIT INDEX

    Exhibit No.                                   Description
    -----------                                   -----------
       99.1                            Press Release dated August 28, 2000.

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